Consent of Independent Auditors


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 25, 2003, relating to the financial statements and financial highlights, which appears in the September 30, 2003 Annual Report to Shareholders of Sanford C. Bernstein Fund II, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Custodian, Transfer Agent, Counsel, Independent Auditors and Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

1177 Avenue of the Americas
New York, New York 10036
January 23, 2004